Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1, as amended, of Lytus Technologies Holdings PTV. Ltd. (the “Company”) to be filed on or about February 28, 2022, of our report dated October 7, 2021, except for those items affected by the restatement discussed in Note 26, which are dated November 1, 2021, with respect to our audit of the Company’s financial statements as of March 31, 2021 and March 31, 2020 and for the year ended March 31, 2021 and period from March 16, 2020 (date of inception) to March 31, 2020. Our report includes explanatory paragraphs about the existence of substantial doubt about the Company’s ability to continue as a going concern and restatement of previously issued financial statements.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Paris, Kreit & Chiu CPA LLP

Paris, Kreit & Chiu CPA LLP

(formerly Benjamin & Ko)

New York, NY

February 28, 2022